Exhibit 99.1

Contacts: Paul Arling (UEI) 714.918.9500
Becky Herrick (IR Agency) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS
SANTA ANA, CA – May 5, 2016 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three months ended March 31, 2016.
Paul Arling, UEI's Chairman and CEO, stated, “For the first quarter 2016, we reported adjusted pro forma net sales growth of 14% and adjusted pro forma EPS growth of 9% over the same quarter last year. Our subscription broadcasting business continues to benefit from the increasing adoption of advanced products and technologies by the world’s largest home entertainment companies. We’ve also made progress in bringing our new suite of intelligent home sensing solutions to market as we signed an exclusive distribution agreement with Interlogix to enhance our penetration of the residential and commercial security sales channel.”
“Throughout 2016, we plan to introduce an exciting line-up of new home security, monitoring and control solutions. These new products combine with our home entertainment control solutions, enabling us to provide our customers with a more complete smart home solution. As the Internet of Things allows more devices to be included within the home control arena, UEI’s products and technologies are enabling consumers to more easily control and interact with their entertainment and home security products.”
Adjusted Pro Forma Financial Results for the Three Months Ended March 31: 2016 Compared to 2015

•	Net sales were $151.5 million, compared to $132.7 million.

•	Business Category revenue was $141.5 million, compared to $121.5 million. The Business Category contributed 93.4% of total net sales, compared to 91.6%.

•	Consumer Category revenue was $10.0 million, compared to $11.2 million. The Consumer Category contributed 6.6% of total net sales, compared to 8.4%.

•	Gross margins were 25.6%, compared to 28.4%.

•	Operating expenses were $29.5 million, compared to $28.6 million.

•	Operating income was $9.4 million, compared to $9.1 million.

•	Net income was $7.3 million, or $0.50 per diluted share, compared to $7.4 million, or $0.46 per diluted share.

•	At March 31, 2016, cash and cash equivalents were $56.1 million.
Financial Outlook
For the second quarter of 2016, the company expects adjusted pro forma net sales to range between $167.0 million and $175.0 million, compared to $147.6 million in the second quarter of 2015. Adjusted pro forma earnings per diluted share for the second quarter of 2016 are expected to range from $0.71 to $0.81, compared to adjusted pro forma earnings per diluted share of $0.67 in the second quarter of 2015.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, May 5, 2016 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its first quarter 2016 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414 and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 88920918. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 88920918.
Use of Non-GAAP Financial Metrics
Adjusted pro forma net sales, gross margins, operating expenses, net income and earnings per share are Non-GAAP supplemental measures of the company's performance that are not required by, and are not presented in accordance with GAAP. The Non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP net sales is defined as net sales excluding the impact of stock-based compensation for performance-based warrants. Non-GAAP gross profit is defined as gross profit excluding stock-based compensation expense and cost of goods sold and depreciation expense related to the increase in inventories and fixed assets from cost to fair market value resulting from acquisitions. Non-GAAP operating expenses are defined as operating expenses excluding amortization of intangibles acquired, stock-based compensation expense, and employee related restructuring costs. Non-GAAP net income is defined as net income from operations excluding the aforementioned items and the related tax effects. A reconciliation of Non-GAAP financial results to GAAP results is included at the end of this press release.
About Universal Electronics
Universal Electronics Inc. (NASDAQ: UEIC) is the worldwide leader in universal control and sensing technologies for the smart home. For more information, please visit www.uei.com/about.
Note on Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K. Risks that could affect forward-looking statements in this press release include changes in market conditions; the pace of the economy; competitive conditions in the industries we serve, including the smart home and residential and commercial security industries; and relationships with our customers. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of May 5, 2016. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$56,077	$52,966
Restricted cash	4,623	4,623
Accounts receivable, net	110,992	121,801
Inventories, net	117,692	122,366
Prepaid expenses and other current assets	7,902	6,217
Income tax receivable	38	55
Deferred income taxes	7,210	7,296
Total current assets	304,534	315,324
Property, plant, and equipment, net	93,535	90,015
Goodwill	43,184	43,116
Intangible assets, net	31,935	32,926
Deferred income taxes	10,513	8,474
Other assets	5,335	5,365
Total assets	$489,036	$495,220
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,800	$93,843
Line of credit	57,987	50,000
Accrued compensation	32,804	37,452
Accrued sales discounts, rebates and royalties	6,558	7,618
Accrued income taxes	2,401	4,745
Other accrued expenses	20,497	21,466
Total current liabilities	200,047	215,124
Long-term liabilities:
Long-term contingent consideration	10,504	11,751
Deferred income taxes	9,415	7,891
Income tax payable	629	629
Other long-term liabilities	1,891	1,917
Total liabilities	222,486	237,312
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 23,286,653 and 23,176,277 shares issued on March 31, 2016 and December 31, 2015, respectively	233	232
Paid-in capital	234,523	228,269
Treasury stock, at cost, 8,857,702 and 8,824,768 shares on March 31, 2016 and December 31, 2015, respectively	(212,057)	(210,333)
Accumulated other comprehensive income (loss)	(14,431)	(15,799)
Retained earnings	257,961	255,240
Universal Electronics Inc. stockholders' equity	266,229	257,609
Noncontrolling interest	321	299
Total stockholders’ equity	266,550	257,908
Total liabilities and stockholders’ equity	$489,036	$495,220

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net sales	$150,658	$132,705
Cost of sales	113,011	95,296
Gross profit	37,647	37,409
Research and development expenses	5,186	4,434
Selling, general and administrative expenses	29,420	26,872
Operating income	3,041	6,103
Interest income (expense), net	(267)	110
Other income (expense), net	720	230
Income before provision for income taxes	3,494	6,443
Provision for income taxes	751	1,254
Net income	2,743	5,189
Net income (loss) attributable to noncontrolling interest	22	—
Net income attributable to Universal Electronics Inc.	$2,721	$5,189

Earnings per share attributable to Universal Electronics Inc.:
Basic	$0.19	$0.33
Diluted	$0.19	$0.32
Shares used in computing earnings per share:
Basic	14,373	15,907
Diluted	14,637	16,243

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash provided by (used for) operating activities:
Net income	$2,743	$5,189
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	5,929	4,667
Provision for doubtful accounts	(40)	2
Provision for inventory write-downs	756	906
Deferred income taxes	(407)	(806)
Tax benefit from exercise of stock options and vested restricted stock	616	567
Excess tax benefit from stock-based compensation	(668)	(587)
Shares issued for employee benefit plan	345	391
Employee and director stock-based compensation	2,493	1,959
Performance-based warrant stock-based compensation	866	—
Changes in operating assets and liabilities:
Accounts receivable	12,255	342
Inventories	5,095	(5,993)
Prepaid expenses and other assets	(1,604)	755
Accounts payable and accrued expenses	(22,900)	(12,209)
Accrued income taxes	(2,338)	(832)
Net cash provided by (used for) operating activities	3,141	(5,649)
Cash used for investing activities:
Acquisition of property, plant, and equipment	(7,480)	(7,210)
Acquisition of intangible assets	(564)	(681)
Net cash used for investing activities	(8,044)	(7,891)
Cash provided by (used for) financing activities:
Borrowings under line of credit	42,987	—
Repayments on line of credit	(35,000)	—
Proceeds from stock options exercised	1,935	989
Treasury stock purchased	(1,724)	(4,021)
Excess tax benefit from stock-based compensation	668	587
Net cash provided by (used for) financing activities	8,866	(2,445)
Effect of exchange rate changes on cash	(852)	566
Net increase (decrease) in cash and cash equivalents	3,111	(15,419)
Cash and cash equivalents at beginning of year	52,966	112,521
Cash and cash equivalents at end of period	$56,077	$97,102

Supplemental cash flow information:
Income taxes paid	$2,933	$2,000
Interest paid	$302	$—

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31, 2016			Three months ended March 31, 2015
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales (1)	$150,658	$866	$151,524	$132,705	$—	$132,705
Cost of sales (2)	113,011	(345)	112,666	95,296	(251)	95,045
Gross profit	37,647	1,211	38,858	37,409	251	37,660
Research and development expenses (3)	5,186	(136)	5,050	4,434	(105)	4,329
Selling, general and administrative expenses (4)	29,420	(4,983)	24,437	26,872	(2,642)	24,230
Operating income	3,041	6,330	9,371	6,103	2,998	9,101
Interest income (expense), net	(267)	—	(267)	110	—	110
Other income (expense), net	720	—	720	230	—	230
Income before provision for income taxes	3,494	6,330	9,824	6,443	2,998	9,441
Provision for income taxes (5)	751	1,775	2,526	1,254	740	1,994
Net income	2,743	4,555	7,298	5,189	2,258	7,447
Net income (loss) attributable to noncontrolling interest (6)	22	10	32	—	—	—
Net income attributable to Universal Electronics Inc.	$2,721	$4,545	$7,266	$5,189	$2,258	$7,447
Diluted earnings per share attributable to Universal Electronics Inc.	$0.19	$0.31	$0.50	$0.32	$0.14	$0.46

(1)	To reflect stock-based compensation for performance-based warrants for the three months ended March 31, 2016.

(2)
To reflect depreciation expense of $0.3 million and $0.3 million for the three months ended March 31, 2016 and 2015, respectively, related to the mark-up in fixed assets from cost to fair value as a result of acquisitions. Also, to reflect the effect of fair value adjustments to inventories sold through during the three months ended March 31, 2016 of $0.1 million. The inventory fair value adjustments relate to inventories purchased as a part of the Ecolink Intelligent Technology, Inc. acquisition.

(3)	To reflect stock-based compensation expense for the three months ended March 31, 2016 and 2015.

(4)
To reflect amortization expense of $1.2 million and $0.7 million for the three months ended March 31, 2016 and 2015, respectively, related to intangible assets acquired as part of acquisitions; to reflect stock-based compensation expense of $2.3 million and $1.8 million for the three months ended March 31, 2016 and 2015, respectively; and to reflect employee related restructuring costs of $1.4 million and $0.1 million for the three months ended March 31, 2016 and 2015, respectively.

(5)	To reflect the tax effect of the adjustments.

(6)	To reflect the adjustments, net of tax, attributable to the noncontrolling interest.

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